EXHIBIT 10.2

SECURED PROMISSORY NOTE

Date:	September 28, 2021 (the “Effective Date”)

Borrower:	KENILWORTH SYSTEMS CORP.
a New York corporation (the “Borrower”)

Lender:	ACL GROUP, INC. (“Lender”)

Amount of Loan:	$300,000,000 (the “Loan Amount”)

Maturity Date:	September 28, 2022

Interest Rate:	5.00% simple interest, accrued and payable on the Maturity Date.

1. Loan. Lender hereby loans the Loan Amount to Borrower. Borrower agrees and acknowledges delivery and receipt of the Loan Amount.

2. Interest. The unpaid principal balance of this Note shall bear simple interest at a rate of 5.00% per annum from the Effective Date until the Note and all accrued but unpaid interest is paid in full.

3. Term. The Loan will become due on September 28, 2022 (the “Maturity Date”), at which time all principal and interest shall become due and payable.

4. Application of Payments. Borrower shall pay the Loan Amount and all accrued and unpaid interest on the Maturity Date. After an Event of Default occurs, all payments shall be applied, first to Costs of Collection (as hereinafter defined), then to accrued but unpaid interest and the balance to principal. The principal and any interest shall be payable in lawful money of the United States of America at the address of Lender or at such other place as the legal holder may designate from time to time in writing to Borrower.

5. Payments; Prepayment Penalty.

a. Upon prepayment of this Note, or any portion hereof, on, or before, the Prepayment Date, Lender is entitled to the full amount of interest due on this Note through the Prepayment Date, regardless of the actual date of prepayment.

b. Following the Prepayment Date, Borrower may prepay the Note on, or before, the Maturity Date without penalty.

1

6. Use of Funds. Unless otherwise agreed to in writing by Lender, Borrower will use the Loan Amount for general corporate purposes including but not limited to working capital and the purchases of capital equipment.

7. Limitations. Unless expressly agreed to by Lender in writing, Borrower will not make any Investments or expenditures that do not arise from or relate to its core business including the acquisition of majority or minority stakes in other businesses.

8. Grant of Security Interest in Collateral. Borrower hereby grants to Lender a continuing security interest in the collateral set forth on the attached Security Agreement hereto (the “Collateral”), which is incorporated here as Schedule A.

9. Event of Default.

a. Unless otherwise agreed to in writing by Lender and Borrower, this Note shall become and be due and payable immediately upon the Maturity Date.

b. The Borrower shall be in default and the Lender may, by notice to the Borrower, declare the entire unpaid principal amount of the Note and all interest accrued and unpaid thereon due and payable, and the same shall be forthwith due and payable, (i) if the Borrower breaches any section of this Note or if an Event of Default occurs under the Security Agreement; (ii) if Borrower fails to make a payment due hereunder within ten calendar days after the due date thereof; or (iii) if Borrower discontinues its business, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as such debts become due, or applies for or consents to the appointment of or taking possession by a trustee, receiver or liquidator (or other similar official) of any substantial part of its property, or commences a case or has an order for relief or liquidation entered against it or has a custodian appointed under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and such case or order is not dismissed or stayed within sixty (30) days (each, an “Event of Default”). Upon an Event of Default, the rate on this note increases to 18% per annum.

c. The Lender may waive any past default hereunder and its consequences. In the case of any such waiver, the Borrower and the Lender shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

d. Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note, and the interest rate hereon shall not be deemed to have increased; but no such waiver shall extend to any subsequent or other default impair any right consequent thereon.

e. All references to the “Lender” or the “Borrower” shall apply to their respective heirs, successors, permittees and assigns. Notwithstanding anything herein to the contrary, this Note may not be assigned or transferred by the Borrower without the prior written consent of the Lender.

2

10. Miscellaneous

a. This Note has been issued by Borrower pursuant to authorization of the Board of Directors of Borrower.

b. Borrower waives presentment, notice and demand, notice of protest, notice of demand and dishonor, and notice of nonpayment of this Note.

c. This Note shall in all respects be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles of any jurisdiction to the contrary. Borrower and Lender hereby consent to the exclusive jurisdiction of the state and federal courts located in New York County, New York.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an officer thereunto duly authorized as of the Effective Date.

KENILWORTH SYSTEMS CORP. A New York corporation. By: Insert name: President/CEO

3

Schedule A – Security Agreement

SECURITY AGREEMENT

SECURITY AGREEMENT made as of the 28th day of September, 2021 between KENILWORTH SYSTEMS CORP., a New York corporation, whose principal place of business is located at _____________________ (“Debtor”), and ACL GROUP, INC., a Wyoming corporation, having an address at ___________________________ (“Secured Party”).

In consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party, intending to be bound legally, agree as follows:

1. Security Interest.

(a) To secure prompt and complete payment and performance of the Obligations (as defined below), Debtor hereby pledges, assigns, transfers and grants to the Secured Party a continuing security interest in all properties, assets and rights of the Debtor now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, wherever located or situated (hereinafter, collectively called the “Collateral”). Without limitation of the foregoing, the Collateral includes the following:

i) all Accounts receivable;

ii) all As-Extracted Collateral:

iii) all Chattel Paper;

iv) all Commercial Tort Claims;

v) all Consignments;

vi) all Contracts;

vii) all Copyrights;

viii) all Copyright Licenses;

ix) all Deposit Accounts;

x) all Documents;

xi) all Encumbrance(s);

xii) all Equipment;

xiii) all Fixtures;

xiv) all Goods;

xv) all General Intangibles;

xvi) all Health Care Insurance Receivables;

xvii) all Instruments;

xviii) all Inventory;

xix) all Investment Property;

4

xx) all Letter-of-Credit Rights;

xxi) all Letters of Credit

xxii) all Patents;

xxiii) all Patent Licenses;

xxiv) all Payment Intangibles;

xxv) all Promissory Note(s);

xxvi) all Software;

xxvii) all Supporting Obligations;

xxviii) all Tangible Chattel Paper;

xxix) all Trademarks;

xxx) all Trademark Licenses;

xxxi) all Vehicles; and

xxxii) to the extent not otherwise included, all Proceeds (including condemnation proceeds), all Accessions and additions thereto and all substitutions and replacements therefore and products of any and all of the foregoing.

(b) Debtor expressly acknowledges that the security interest granted hereunder shall remain as security for payment and performance of the Obligations, whether now existing or which may hereafter be incurred by future advances or otherwise. The notice of the continuing grant of this security interest therefore shall not be required to be stated on the face of any document representing any such Obligations, nor otherwise identify it as being secured hereby.

2. Cross-Collateralization. All Collateral which Secured Party may at any time acquire from Debtor or from any other source in connection with any of the Obligations shall constitute collateral for each and every Obligation, without apportionment or designation as to particular Obligations, and all Obligations, however and whenever incurred, shall be secured by all Collateral, however and whenever acquired, and Secured party shall have the right, in its sole discretion, to determine the order in which Secured Party’s rights in, or remedies against, any Collateral are to be exercised, and which type or which portions of Collateral are to be proceeded against and the order of application of Proceeds of Collateral as against particular Obligations.

5

3. Definitions. The following terms shall have the following meanings:

(a) “Accessions” means all Accessions as that term is defined in Article 9 of the UCC;

(b) “Accounts” means all Accounts as that term is defined in Article 9 of the UCC;

(c) “As-Extracted Collateral” means all As-Extracted Collateral as that term is defined Article 9 of the UCC;

(d) “Chattel Paper” means all Chattel Paper as that term is defined in Article 9 of the UCC;

(e) “Collateral” shall have the meaning assigned to it in Section 1 of this Agreement;

(f) “Commercial Tort Claims” means all Commercial Tort Claims as that term is defined in Article 9 of the UCC, including without limitation, those more specifically described on Schedule 3(g) attached hereto and made a part hereof;

(g) “Consignments” means all Consignments as that term is defined in Article 9 of the UCC;

(h) “Contracts” means all contracts, undertakings, franchise agreements or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments, as those terms are defined above and below) in or under which the Debtor may now or hereafter have any right, title or interest, including, without limitation, with respect to an account, and any agreement relating to the terms of payment or the terms of performance thereof;

(i) “Copyrights” means (a) all copyrights of the United States or any other country, including, without limitation, any thereof referred tin Schedule 4 attached hereto and made a part hereof; (b) all copyright registrations filed in the United States or in any other country, including, without limitation, any thereof referred to in any schedule attached hereto; and (c) all proceeds thereof;

(j) “Copyright License” means all agreements, whether written or oral, providing for the grant by the Debtor of any right to use any Copyright;

(k) “Deposit Accounts” means all Deposit Accounts as that term is defined in Article 9 of the UCC;

(l) “Documents” means all Documents as that term is defined in Article 9 of the UCC;

(m) “Encumbrance(s)” means all Encumbrance(s) as that term is defined in Article 9 of the UCC;

(n) “Equipment” means all Equipment as that term is defined in Article 9 of the UCC;

(o) “Financing Agreement” means this Agreement, and any and all agreements, notes, guaranties, instruments, security agreements and documents evidencing, governing, securing or relating in any way to that certain Secured Promissory Note (the “Note”) dated September 28, 2021, in the original principal amount of $300,000,000 of Debtor in favor of Secured Party;

(p) “Fixtures” means all Fixtures as that term is defined in Article 9 of the UCC;

6

(q) “General Intangibles” means all General Intangibles as that term is defined in Article 9 of the UCC;

(r) “Goods” means all Goods as that term is defined in Article 9 of the UCC;

(s) “Instruments” means all Instruments as that term is defined in Article 9 of the UCC;

(t) “Inventory” means all Inventory as that term is defined in Article 9 of the UCC;

(u) “Investment Property” means all Investment Property as that term is defined in Article 9 of the UCC;

(v) “Obligations” means any and all obligations, indebtedness, liabilities, guaranties, covenants and duties owing by Debtor to Secured Party, including without limitation, any obligations under any of the Financing Agreements assigned to Secured Party, whether due or to become due, absolute or contingent, now existing or hereafter incurred or arising, whether or not otherwise guaranteed or secured and whether evidenced by any note or draft or documented on the books and records of Secured Party or otherwise on open account, including without limitation, all costs, expenses, fees, charges and attorney’s and other professional fees incurred by Secured Party in connection with, involving or related to the administration, protection, modification, collection, enforcement, preservation or defense of any of the Secured Party’s rights with respect to any of the Obligations, the Collateral or any agreement, instrument or document evidencing, governing, securing or relating to any of the foregoing, including without limitation, all costs and expenses incurred inspecting or surveying mortgaged real estate, if any, or conducting environmental studies or tests, and in connection with any “workout” or default resolution negotiations involving legal counsel or other professionals and any renegotiation or restructuring of any of the Obligations;

(w) “Patents” means (a) all letters patent of the United States and all reissues and extensions thereof, (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof or any other country, including, without limitation, any thereof referred to in any schedule attached hereto and (c) all proceeds thereof, including the goodwill of the business connected with the use of and symbolized by the Patents;

(x) “Payment Intangibles” means all Payment Intangibles as that term is defined in Article 9 of the UCC;

(y) “Proceeds” means all proceeds as that term is defined in Article 9 of the UCC;

(z) “Promissory Note(s)” means all Promissory Note(s) as that term is defined in Article 9 of the UCC;

(aa) “Software” means all Software as that term is defined in Article 9 of the UCC;

(bb) “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and the goodwill associated therewith, now existing or hereafter adopted or acquitted, all registrations and recordings thereof, and all applications in connection therewith, whether registered in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof or otherwise, including, without limitation, any thereof referred to in any schedule attached hereto; (b) all renewals thereof; and (c) all proceeds thereof, including the goodwill of the business connected with the use of an symbolized by the Trademarks;

7

(cc) “UCC” means the Uniform Commercial Code as in effect from time-to-time in the State of New York;

(dd) “Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles owned by the Debtor and covered by a certificate of title law of any state and, in any event, shall include, without limitation, the vehicles listed in any schedule attached hereto and all tires and other appurtenances to any of the foregoing.

4. Debtor’s Representations and Warranties. Debtor represents and warrants in Secured Party as follows:

(a) Good Standing and Qualification/Legal Capacity. The Debtor is a corporation duly organized, validity existing and in good standing under the laws of the State of New York (“Debtor’s State”) and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now being conducted. Debtor is not organized under the laws of any jurisdiction other than the Debtor’s State.

(b) Authority. The Debtor has full power and authority to enter into and perform the obligations under this Agreement, to execute and deliver the Financing Agreements and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate or partnership action, if and as the case may be. No other consent or approval or the taking of any other action is required as a condition to the validity or enforceability of this Agreement or any of the other Financing Agreements.

(c) Binding Agreement. This Agreement and the other Financing Agreements constitute the valid and legally binding obligations of the Debtor, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(d) Litigation. There are no actions, suits, proceedings or investigations pending or threatened against the Debtor before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would materially and adversely affect the financial condition, assets or operations of the Debtor, or which question the validity of this Agreement or any of the other Financing Agreements, or any action to be taken in connection with the transactions contemplated hereby or thereby.

(e) No Conflicting Law of Agreements. The execution, delivery and performance by the Debtor of this Agreement and the other Financing Agreements: (i) do not violate any provisions of the Certificate of Incorporation and By-Laws of the Debtor, (ii) do not, to the best of Debtor’s knowledge, violate any order, decree or judgment, or any provision of any statue, rule or regulation, (iii) do not, to the best of Debtor’s knowledge, violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any share holder agreement, partnership agreement, stock preference agreement, mortgage, indenture, contract or other agreement to which the Debtor is a party, or by which any of Debtor’s properties are bound, or (iv) except for the liens and mortgages granted to the Secured Party hereunder, do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Debtor.

8

(f) Taxes. With respect to all taxable periods of the Debtor, the Debtor has filed all tax returns which are required to be filed and all federal, state, municipal, franchise and other taxes shown on such filed returns have been paid as due or have been reserved against, if not yet due, as required by generally accepted accounting principles, consistently applied, and the Debtor knows of no unpaid assessments against Debtor.

(g) Compliance. The Debtor is not in default with respect to or in violation of any order, writ, injunction, or decree of any court or of any federal, state, municipal or other governmental department, commissions, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation in which Debtor or Debtor’s properties is or are subject, where such default or violation would materially and adversely affect the financial condition of the Debtor. The Debtor represents that Debtor has not received notice of any such de fault or violation from any party. The Debtor is not in default in the payment or performance of any of Debtor’s obligations to an ythi4rd parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which Debtor is a party or by which any of Debtor’s assets or properties are bound, where such default would materially and adversely affect the financial condition of the Debtor.

(h) Office. The chief executive office and principal place of business of the Debtor, and the office where Debtor’s books and records concerning Collateral are kept, is, and has been for at least six (6) months, as set forth in the first paragraph of this Agreement.

(i) Places of Business. Except as set forth in Schedule A hereto, the Debtor has no other places of business and locales no Collateral, specifically including books and records, at any location other than at Debtor’s place of business set forth in the first paragraph of this Agreement.

(j) Contingent Liabilities. The Debtor is not a party to any suretyship, guarantyship, or other similar type agreement; nor has Debtor offered its endorsement to any individual, concern, corporation or other entity or acted or failed to act in any manner which would in any way create a contingent liability (except for endorsement of negotiable instruments in the ordinary course of business).

(k) Licenses. The Debtor has, to the best of its knowledge, all licenses, permits and other permissions required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of Debtor’s business, all of which the Debtor represents to be in good standing and in full force and effect.

(l) Collateral. The Debtor is and shall continue to be the sole owner of the Collateral free and clear of all liens, encumbrances, security interests and claims except the liens granted to Secured Party hereunder, the Debtor is fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of the Collateral to Secured Party; all documents and agreements related to the Collateral shall be true and correct and in all respects what they purport to be, all signatures and endorsements that appear thereon shall be genuine and all signatories and endorses shall have full capacity to contract; to the best of Debtor’s knowledge none of the transactions underlying or giving rise to the Collateral shall violate any applicable state or federal laws or regulations; all documents relating to the Collateral shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; and the Debtor agrees to defend the Collateral against the claims of all persons other than Secured Party.

9

(m) Environmental, Health, Safety Laws. Debtor has not received any notice, order, petition or similar document in connection with or arising out of any violation of any environmental, health or safety law, regulation, rule or order, and Debtor knows of no basis for any claim of such violation or of any threat thereof.

(n) Accounts. The amount represented by the Debtor to the Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time, to the best of the Debtor’s knowledge, be the correct amount actually owing by such account debtor or debtors thereunder in all material respects.

(o) Contracts. No consent of any party (other than the Debtor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement. Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties therein, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally. No consent or authorization of, filing, with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceablity of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Debtor nor (tot the best of the Debtor’s knowledge) any other party to any Contract is in default in a manner which could reasonably be expected to materially adversely affect the value of all such Contracts as Collateral or is reasonably likely to become in de fault in the performance or observance of any of the terms thereof in any material respect. The Debtor has fully performed all its current obligations under each Contract. The Debtor has fully performed all its current obligations under each Contract. The right, title and interest of the Debtor in, to and under each Contract are not subject to any defense, offset, counterclaim or claim which n the aggregate could reasonably be expected to have a material adverse effect to the Collateral, the Debtor’s operations or the Debtor’s ability to satisfy its obligations hereunder.

(p) Copyrights, Patents and Trademarks. All Copyrights, Copyrights Licenses, Patents and Patent Licenses owned by the Debtor in its own name as of the date hereof are listed on Schedule 4( ) attached hereto and made a part hereof, which listing includes all Trademarks and Trademark Licenses owned by the Debtor in its own name as of the date hereof. To the best of the Debtor’s knowledge, each Copyright, Patent and Trademark is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in Schedule 4 ( ), none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement. No holding, decision or judgment has been rendered by any governmental authority which would limit, cancel or question the validity of any Copyright, Patent or Trademark. No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, patent or Trademark.

(q) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a governmental authority with respect to which the Federal Assignment of Claims Act is applicable.

5. Affirmative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall:

(a) Financial Information: Deliver to Secured Party: promptly upon Secured party’s request, such documentation and information about the Debtor’s financial condition, business and/or operations as Secured Party may, at any time and from time to time, reasonably request, including without limitation, copies of federal and state income tax returns and all schedules thereto, a listing of Debtor’s accounts and accounts payable and a listing of Debtor’s Inventory and Equipment, all of which shall be in form, scope and content reasonably satisfactory to Secured Party, in its sole discretion.

10

(b) Tax and Other Liens. Comply with all statues and government regulations and pay all taxes (including withholdings), assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Debtor or its properties, unless and to the extent being contested in good faith with the prior written consent of Secured party and against which, if requested by Secured Party as a condition to its consent, the Debtor shall set up a cash reserve or post a surety bond in an amount equal to the total amount of the tax or lien being contested.

(c) Place of Business. Maintain its place of business and chief executive offices at the address set forth in the first paragraph of this Agreement.

(d) Litigation. Promptly advise Secured Party of the commencement or threat of litigation, including arbitration proceedings and any proceedings before any governmental agency (collectively, “Litigation”), which is instituted against the Debtor and which, if adversely determined, would have a maximum adverse affect on Debtor or its assets.

(e) Maintenance of Existence. Maintain its corporate and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good repair, working order and operating condition. The Debtor shall immediately notify Secured Party of any event causing material loss in the value of its assets.

(f) Collateral Duties. Do whatever Secured Party may request from time to time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord’s or mortgagee’s waivers, and other notices and amendments and renewals thereof, and the Debtor will take any and all steps and observe such formalities as Secured party may request in order to create and maintain a valid and enforceable first lien upon, pledge of, and first priority security interest in, any and all of the Collateral. Secured party is authorized to file financing statements on behalf of the Debtor as specified by the UCC to perfect or maintain Secured Party’s security interest in all of the Collateral. All charges, expenses and fees Secured Party may incur in filing any of the foregoing, together with reasonable costs and expenses of any lien search required by Secured party, and any taxes relating thereto, shall be changed to the Debtor and added to the Obligations.

(g) Notice of Default. Provide to Secured Party, within one business day after becoming aware of the occurrence or existence of an Event of Default or a condition which would constitute an Event of de fault but for the giving of notice or passage of time or both, notice in writing of such Event of Default or condition.

6. Negative Covenants of the Debtor. The Debtor covenants and agrees that from the date hereof until full and final payment and performance of all Obligations, the Debtor shall not without the prior written consent of Secured Party:

(a) Encumbrances. Incur or permit to exist any lien, mortgage, charge or other encumbrance against any of the Collateral which is prior to that of Secured party, whether now owned or hereafter acquired, except: (1) liens required or expressly permitted by this Agreement; (ii) pledges or deposits in connection with or to se cure worker’s compensation, unemployment, or liability insurance; and (iii) tax liens which are being contested in good faith with the prior written consent of Secured party and against which, if requested by Secured party as a condition to its consent the Debtor shall set up a cash reserve or post a surety bond in an amount equal to the total amount of the lien being contested.

11

(b) Sale, Lease and/or License of Assets. Sell, lease, license or otherwise dispose of any of its assets, except in the ordinary course of business.

(c) Maintenance of Collateral. Permit to incur or suffer any loss, theft, substantial damage or destruction of any of the Collateral which is not immediately replaced with collateral of equal or greater value, or which is not fully covered by insurance, the proceeds of which shall have been endorsed over to Secured Party in accordance with Section 5(b) hereof.

(d) Maintenance of Existence. Fail to preserve and maintain its corporate existence in the jurisdiction of its incorporation, organization or formation.

(e) UCC-3 Termination Statements. File any UCC-3 termination statement affecting any UCC-1 Financing Statement in favor of the Secured Party.

7. Rights of Secured Party. Upon the occurrence of any Event of Default, Secured Party shall have the right to declare all of the Obligations to be immediately due and payable and shall then have the rights and remedies of a secured party under the UCC or under any other applicable law, including, without limitations, the right to take possession of the Collateral, and in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom and the right to occupy the Debtor’s premises for the purposes of liquidating Collateral, including without limitation, conducting an auction thereon, Secured Party may require the Debtor to take the Collateral (to the extent the same is moveable) available to Secured Party at a place to be designated by Secured Party. Secured Party may, at its option, sell the Collateral on credit, and furthermore may sell the Collateral without giving any warranties as to the Collateral and my specifically disclaim any warranties of title or the like, which shall not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give the Debtor at least ten (10) days prior written notice at the address of the Debtor set forth above (or at such other address or addresses as the Debtor shall specify in writing to Secured Party) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable attorney’s fees) and all other reasonable charges against the Collateral, the residue of the Proceeds of any such sale or disposition shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine and any surplus shall be returned to the Debtor or to any person or party lawfully entitled thereto. In the event the Proceeds of any such sale or disposition shall be applied to the payment of the Obligations in such order of priority as Secured Party shall determine and any surplus shall be returned to the Debtor or to any person or party lawfully entitled thereto. In the event the Proceeds of any sale, lease or other disposition of the Collateral hereunder, including without limitation, the Proceeds from the collection of Accounts, are insufficient to pay all of the Obligations in full, the Debtor will be liable for the deficiency, together with interest thereon, at the maximum rate allowable by law, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law) without limitation, attorneys fees, expenses and disbursements.

12

8. Rights of Secured Party to Use and Operate Collateral, Etc. Upon the occurrence of any Event of Default, Secured Party shall have the right and power to take possession of all or any pat of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, Secured Party without obligation to do so, may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to the Collateral as Secured Party may deem proper. The Debtor hereby expressly waives any obligation of the Secured Party to process ad/or prepare any Collateral prior to any sale or other disposition thereof. Upon any taking of possession of all or any part of the Collateral, Secured Party shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Debtor in respect thereto as Secured Party shall reasonably deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as Secured Party may see fit; and Secured party shall e entitled to collect and receive all issues, profits, fees, revenues and other income of the same and every part thereof. Such issues, profits, fees, revenues, and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which Secured Party may be required or authorized to make under any provision of this Agreement (including legal costs and attorneys fees). The remainder of such issues, profits, fees, revenues and other income shall be applied in the payment of the Obligations is such order of priority as Secured Party shall determine. Without limiting the generality of the foregoing, Secured Party shall have the right to apply for and have a receiver appointed by a Court of competent jurisdiction in any action taken by Secured party to enforce its rights and remedies hereunder in order to manage, protect and preserve the Collateral and continue the operation of the business of the Debtor and to collect all revenues and profits thereof and apply the same to the payment of all expense and other charges of such receivership including the compensation of the receiver and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

9. Events of Default. The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (herein individually called an “Event of Default” and collectively called “Events of Default”):

(a) Failure by Debtor to do anything required by the Note and other Financing Agreements and, if curable, Debtor’s failure to fully secure such failure within thirty (30) days of written notice thereof from Secured Party;

(b) Failure by Debtor to preserve, or account to Secured Party’s reasonable satisfaction for, any of the Collateral or its proceeds and, if curable, Debtor’s not curing such failure within thirty (30) days of written notice thereof from Secured Party;

(c) Default by Debtor on a major loan agreement with another creditor, if Secured Party reasonably believes the default may materially affect Debtor’s ability to pay the Note;

(d) Other than as otherwise provided in this §9, breach of or failure in the due observance or performance of any covenants, condition or agreement on the part of Debtor to be observed or performed pursuant to this Agreement, and, if curable, the failure to cure any such reach or failure within thirty (30) days after written notice thereof from Secured Party to Debtor;

(e) Debtor’s becoming the subject of a proceeding under any bankruptcy or insolvency law;

(f) Debtor’s having a receiver or liquidator appointed for any part of its business or property;

13

(g) Debtor’s making an assignment for the benefit of creditors;

(h) The Secured party receiving at any time after the date hereof, a UCC lien search report indicating that the Secured Party’s security interest in the Collateral is not prior to all other security interests or other interests reflected in the report, and Debtor’s failure to have any such prior security or other interests fully released, terminated or subordinated within 45 days of written notice of such report from Secured Party to Debtor.

10. Perfection by Filing. The Secured Party may at any time and from time to time, at Debtor’s expense, file financing statements, continuation statements and amendments thereto that described the Collateral as all assets of the Debtor or words of similar effect and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether the Debtor is an organization, the type of organization and any tax and/or organization identification number issued to the Debtor. The Debtor agrees to furnish any such information to the Secured Party promptly upon request. Any such financing statements, continuation statements or amendments may be signed, if so required, by the Secured Party on behalf of the Debtor, and may be filed at any time in any jurisdiction as necessary. The Debtor hereby irrevocably appoints the Secured Party, through any of its chosen agents or designees, as Debtor’s Attorney in Fact, coupled with an interest, for the purposes hereof.

11. Other Perfection, etc. The Debtor shall at any time and from time to time, at Debtor’s expense, take such steps as the Secured Party may reasonably request for the Secured Party (a) to obtain an acknowledgement, in form and substance satisfactory to the Secured Party, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Secured Party, (b) to obtain “control” of any Investment Property, Deposit Account, Letter Of Credit Rights or electronic Chattel paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance satisfactory to the S e cured Party, (c) to obtain possession of all or any portion of the Collateral in order to perfect its security interest therein in addition to the filing of a financing statement, and (d) otherwise to insure the continued perfection and priority of the Secured Party’s security interest in any of the Collateral and of the preservation of its rights therein.

12. Application of Payments. To the extent that Debtor uses the proceeds of the loan secured hereby to purchase any Collateral, Debtor’s repayment shall be applied on a “first-in-first-out” basis so that the portion of said loan used to purchase a particular item of Collateral shall be paid in the chronological order Debtor purchased such Collateral.

13. Termination; Assignment etc. This Agreement and the security interest in the Collateral created hereby shall terminate when all of the Obligations have been fully and finally paid, performed and discharged, whereupon Secured Party will promptly provide Debtor with appropriate releases/terminations of the security interests granted hereby. No waiver by Secured Party or by any other holder of the Obligations of any default shall be effective unless in writing signed by Secured Party or such other holder nor shall any waiver granted on any one occasion operate as a waiver of any other default or of the same default on a future occasion operate as a waiver of any other default or of the same de fault on a future occasion. In the event of a sale or assignment by Secured party of all or any of the Obligations held by Secured Party, Secured party may assign or transfer its respective rights and interests under this Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights hereunder, and Secured Party shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned except that Secured Party shall be liable for damages suffered by the Debtor as a result of sanctions taken by Secured Party in bad faith or with willful misconduct.

14

14. Notices. Except as otherwise provided herein, notice to the Debtor or to Secured Party shall be deemed to have been sufficiently given or served for all purposes hereof if mailed by certified or registered mail, return receipt requested, as follows:

a)	if to Debtor: KENILWORTH SYSTEMS CORP.

b)	if to Secured Party: ACL GROUP, INC.

15. Miscellaneous. This Agreement shall inure the benefit of and be binding upon Secured Party and the Debtor and their respective successors and assigns and all persons who become bound as a Debtor to this Agreement. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The paragraph headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof. This Agreement may not be amended except in writing.

16. Governing Law. This Agreement shall be governed by the laws of the State of New York, conflicts of laws rules excepted, and not to the extent part 3 of the UCC requires the application of the laws of another jurisdiction with regard to the perfection and priority of security interests or agricultural liens.

17. PJR Waiver. IN ANY ACTION TO ENFORCE THIS AGREEMENT OR TO COLLECT THE NOTE SECURED HEREBY OR TO COLLECT A DEFICIENCY AFTER THE ENFORCEMENT OF THIS AGREEMENT, DEBTOR HEREIN SPECIFICLALY WAIVES ITS RIGHT TO ANY NOTICE OF HEARING OR HEARING , OR THE ESTABLISHMENT OR A BOND, WITH OR WITHOUT SURETY, WHICH DEBTOR WOULD OTHERWISE BE ENTITLED TO UNDER STATE OR FEDERAL LAW PRIOR TO AN ATTACHMENT BEING PLACED AGAINST ANY PROPERTY OWNED BY DEBTOR IN THE STATE OF NEW YORK, OR PRIOR TO SECURED PARTY’S RESORT TO ANY OTHER PREJUDGMENT REMEDY ALLOWED BY LAW. THE DEBTOR ACKNOWLEDGES THAT THIS AGREEMENT AND THE NOTE SECURED HEREBY EVIDENCE A COMMERCIAL TRANSACTION. DEBTOR EXPRESSLY WAIVES ALL REQUIREMENTS OF PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR NON-PAYMENT, NOTICE OF PROTEST AND ALL DILIGENCE.

[SIGNATURE PAGE FOLLOWS]

15

[SIGNATURES]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

Witnessed by __________________________	KENILWORTH SYSTEMS CORP. By:____________________________ Name:__________________________ Title:__________________________
__________________________	ACL GROUP, INC. By:____________________________ Name:__________________________ Title:__________________________

16